                                                                   EXHIBIT 10.16

                        SERVICE AND SECONDMENT AGREEMENT

This Agreement, entered into as of the 26 day of July , 2004, by and between Transocean Offshore International Ventures Ltd. with offices at Manor Lodge Complex Building #1, Suite #2 Lodge Hill, St. Michael, Barbados ("Company") and Cliffs Drilling Trinidad Offshore Limited with offices located at 2 1/4 MM South Trunk Road, La Romain, Trinidad ("Contractor"),

                              W I T N E S S E T H:

      WHEREAS, Company has entered into a contract with British Gas Trinidad and Tobago Limited and British Gas International Limited ("Company's Client") for the drilling, completing, and reworking oil and gas wells offshore Trinidad and Tobago(the "Drilling Contract"); and

      WHEREAS, Company desires to acquire certain services and utilize certain personnel of Contractor or its affiliates ("Work"); and

      WHEREAS, Contractor is willing to provide such services;

      NOW THEREFORE, in consideration of the mutual promises and obligations herein contained, the parties agree as follows:

1.    Administrative Services.
      -----------------------
      During the term of the Drilling Contract, Contractor or its affiliates will provide Company with certain facilities and administrative services to facilitate Company's performance of the Drilling Contract. The facilities and administrative services to be provided (the "Work") are set forth in detail in Exhibit A, attached hereto and made a part hereof.

2.    Seconded Personnel.
      ------------------
      Contractor through its affiliates shall furnish to Company mutually acceptable personnel of the classifications requested by Company for the performance of work onboard Company's Drilling Unit (the "Seconded Personnel"). Although such personnel shall be seconded to Company, Contractor remains their legal employer and shall be responsible for payment of their salaries and benefits. Company shall reimburse Contractor's actual salary and benefit cost as well as any documented cost (and any VAT required to be paid with respect to such reimbursement, if applicable) incurred by Contractor or its affiliates in connection with the Seconded Personnel for the period(s) during which each such person is seconded to Company pursuant to this Agreement. Although the Seconded Personnel shall remain the employees of Contractor while working for Company pursuant to this agreement, the Seconded Personnel will work under the direct supervision and control of Company.

3.    INDEPENDENT CONTRACTOR.
      ----------------------
      Contractor shall be an independent contractor with respect to the performance of all Work for Company hereunder. Neither Contractor, its principals, agents, partners, or subcontractors nor its or their employees shall be servants, agents, or employees of Company. Company shall have no direction or control of such parties, except for monitoring the results to be obtained and in Company's general right of inspection to require that the Work is being performed in accordance with this Agreement and any applicable Work Order.

4.    COMPLIANCE WITH LAWS.
      --------------------
      Contractor shall comply and ensure that all of its subcontractors and its employees and agents comply with all applicable laws, rules, and regulations of any governmental authority which are now or may become applicable to operations arising out of or in any way incident to Contractor's Work.

5.    DAYRATE AND PAYMENT.
      -------------------
      In consideration for the performance of the Work, Company shall pay Contractor a daily rate of US$2,750 per day from the commencement date of operations under the Company Drilling Contract with Company's Client in Trinidad and ending on the date of termination of operations of the Drilling Unit in Trinidad or on the date of termination of the Drilling Contract. Company shall pay Contractor any documented costs associated with the work other than for administrative and support work as detailed in Exhibit A prior to the commencement date and after the date of termination. On the commencement date hereof, Company shall advance Contractor a mutually agreed amount that is sufficient to ensure that Contractor will be working capital positive for the duration of the contract. Company will increase the balance of advance payment into working capital during the contract period as and when required by mutual consent. Thereafter, Company shall pay invoices within thirty (30) days after receipt. The Advance Payment will be credited against Contractor's final payment hereunder. Any excess shall be repaid to Company concurrent with delivery of such final invoice. In the event Company should dispute any part of an invoice, undisputed portions thereof shall be paid; and upon resolution of all disputed items, a supplemental invoice will be submitted to Company for payment.

6.    RECORDS RETENTION; AUDIT.
      ------------------------
      Contractor shall support all invoices a summary statement each month. Contractor agrees to retain all applicable documentation and records for a period of not less than two (2) years after completion of the Work. Company or any party with which Company is rendering services or under contract shall be entitled to audit and examine all documents and/or records necessary to verify the correctness of charges contained in any invoice. The payment of an invoice shall not preclude Company's right to audit any charge during said two-year period.

7.    TAXES.
      -----
      Except to the extent Company is required to reimburse Contractor for such costs pursuant to Clause 2, above, or Exhibit A attached hereto, each party shall pay all taxes, duties, licenses, and fees levied, assessed, and/or incurred by it directly or indirectly with respect to its operations which are imposed on it by any governmental authority. VAT, Municipal or other revenue based taxes incurred by Contractor in connection with reimbursable expenses shall be for the account of Company.

8.    INSURANCE.
      ---------
      During the term of this Agreement, Contractor shall maintain at its sole expense the minimum insurance coverage specified in Exhibit "B" with underwriters acceptable to Company, and under the terms of coverage specified, all of which is adopted herein. Except as provided by law, the limits specified therein shall in no way limit liabilities or obligations of Contractor for claims arising from performance of this Agreement.

9.    ACCIDENTS.
      ---------
      Contractor shall report to Company as soon as possible all accidents or occurrences resulting in injuries to or property damage of any third party, Company, Contractor, and/or their employees or agents arising out of or incident to Work furnished pursuant to this Agreement. Contractor shall furnish Company with copies of all reports submitted to Contractor's insurer.

10.   SAFETY.
      ------
      Contractor shall comply, notify, and require its subcontractors and its and their employees, invitees, and agents to comply with Company's safety rules and procedures, including its Corporate Policy Directive (Exhibit "D") which prohibits possession of contraband items in work areas.

11.   FORCE MAJEURE.
      -------------
      Each party hereto shall be excused from performance under this Agreement for so long as such performance is hindered or impeded by a force majeure event (other than payment of amounts due hereunder). As used in this Agreement, a "force majeure" event includes riots, strikes, wars, terrorist acts, civil disturbances, governmental authority (whether such authority be actual or assumed), fires, floods, storms, other acts of God, or such other causes which are reasonably beyond the control of the party affected. Any party to this Agreement which is unable, in whole or in part, to carry out its obligations under this Agreement due to force majeure shall promptly give written notice to that effect to the other party stating in reasonable detail the circumstances underlying such force majeure. Any party to this Agreement claiming force majeure shall diligently use all reasonable efforts to remove the cause of such force majeure, shall promptly give written notice to the other party of the termination of such force majeure and shall resume performance of any suspended obligations as soon as reasonably possible after termination of such force majeure. If any such force majeure delay extends beyond a period of ten (10) days, Company may, at its sole option, terminate this Agreement by notice thereof to Contractor.

12.   TERMINATION.
      -----------
      Company may terminate this Agreement by providing thirty (30) days prior written notice to Contractor . Such termination shall not relieve either party of obligations accrued, including compensation for services performed hereunder prior to the time such termination becomes effective.

13.   INDEMNITY.
      ---------
      A. Contractor shall defend, release, indemnify and hold harmless Company, and Company's Client, their parents, subsidiaries, affiliates, officers, directors, agents or employees, from and against all liens, claims, demands, causes of action, costs, expenses or losses (including but not limited to attorneys' fees) pertaining to, for or on account of injury to, illness or death of employees (other than Seconded Personnel), or agents of Contractor, or anyone brought onto Company's work site by Contractor, its affiliates and subcontractors, or loss or damage to property of Contractor, its affiliates and subcontractors which arise from, are incident to or result directly or indirectly from the performance of the Work, the presence of the above individuals at any job or work site, or transportation to or from such locations, performance of this Agreement, or breach hereof.

      B. Except as provided in paragraph A, above, Company shall defend, release, indemnify and hold harmless Contractor, its parents, subsidiaries, affiliates, officers, directors, employees and agents from and against all liens, claims, demands, causes of action, costs, expenses or losses (including but not limited to attorneys' fees) pertaining to, for or on account of injury to, illness or death of any person, including without limitation, employees (including Seconded Personnel), or agents of Company, Company's Client, their affiliates or other contractors, or loss or damage to property of any person, including without limitation, Company, Company's Client, their affiliates or other contractors, or Seconded Personnel which arise from, are incident to or result directly or indirectly from the performance of the Drilling Contract, the presence of the above individuals at any job or work site, or transportation to or from such locations, performance of this Agreement, or breach hereof.

      D. All indemnities under this Agreement (I) shall be supported by equal amounts of available liability (or other appropriate) insurance to be carried by the indemnifying party at its own expense and (ii) shall survive and not be affected by termination of this Agreement or completion of the Work. If it is judicially determined that the monetary limits of insurance required hereunder or the indemnities or releases assumed under this Agreement exceed the maximum monetary limits or scope permitted under applicable law, it is agreed that said insurance requirements or indemnities or releases shall automatically be amended to conform to the maximum monetary limits or scope permitted under such law.

      E. THE ALLOCATIONS OF RISK CONTAINED IN THIS AGREEMENT SHALL APPLY NOTWITHSTANDING THE SIMPLE, GROSS, SOLE, JOINT OR CONCURRENT NEGLIGENCE OF ANY PERSON OR PARTY

            (REGARDLESS OF WHETHER SUCH PERSON OR PARTY IS AN INDEMNITEE OR
            NOT), THE UNSEAWORTHINESS OR OTHER FAULT OF ANY VESSEL, "RUIN," OR STRICT LIABILITY, LIABILITY IMPOSED BY STATUTE, DEFECTS IN PREMISES, EQUIPMENT OR MATERIAL, OR ANY OTHER EVENT OR CONDITION WHETHER ANTICIPATED OR UNANTICIPATED AND REGARDLESS OF WHETHER PRE-EXISTING THIS AGREEMENT.

14.   LIMITATION OF DAMAGES.
      ---------------------
      IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES RESULTING FROM OR ARISING FROM REPAIR OR REPLACEMENT OF THE WORK PERFORMED BY CONTRACTOR, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFIT OR BUSINESS INTERRUPTIONS, HOWEVER SAME MAY BE CAUSED.

15.   ASSIGNMENT.
      ----------
      This Agreement shall be binding upon the parties, their successors, and assigns; provided, however, that Contractor shall not assign this Agreement or any part of any Work for Company without Company's prior written consent. The subcontracting of any portion of the Work to be provided by Contractor shall not relieve Contractor from any of its obligations to perform in accordance with this Agreement, or relieve Contractor of any other obligations under the contract.

16.   GOVERNING LAW.
      -------------
      THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE GENERAL MARITIME LAW AND STATUTES OF THE UNITED STATES WHERE APPLICABLE, EXCLUDING, HOWEVER, ANY

      CONFLICTS OF LAW RULES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION. IF GENERAL MARITIME LAW DOES NOT APPLY, THIS CONTRACT WILL BE INTERPRETED UNDER THE LAWS OF TEXAS. VENUE OF ANY LITIGATION SHALL BE HARRIS COUNTY, TEXAS. BOTH PARTIES HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN HOUSTON, TEXAS. SERVICE ON THE SECRETARY OF STATE MAY BE MADE BY ANY MEANS PERMITTED AS IF ANOTHER AGENT HAD BEEN APPOINTED IN TEXAS.

17.   ENTIRE AGREEMENT.
      ----------------
      This Agreement and the exhibits contain the entire agreement between the parties relating to the subject work hereof and supersede any previous undertakings, considerations, writings, specifications, or commitments, whether oral or in writing. No amendment, modification, or waiver of this Agreement shall be effective unless it is in writing and signed by an officer of Company and a duly authorized representative of Contractor.

18.   FOREIGN CORRUPT PRACTICES ACT.
      -----------------------------
      THE PARTIES TO THIS AGREEMENT EACH AGREE THAT THEY WILL AT ALL TIMES COMPLY WITH THE PROVISIONS OF THE FOREIGN CORRUPT PRACTICES ACT OF 1977, AS AMENDED, AND IT AND ITS EMPLOYEES AND AGENTS WILL NOT PAY, OFFER OR PROMISE TO GIVE, OR AUTHORIZE THE GIVING OF ANY SERVICES OR ANYTHING ELSE OF VALUE, EITHER DIRECTLY OR THROUGH A THIRD PARTY, TO ANY OFFICIAL OR ANY EMPLOYEE OF ANY GOVERNMENT OR OF ANY GOVERNMENTAL INSTRUMENTALITY, OR TO ANY POLITICAL PARTY OR OFFICIAL THEREOF OR TO ANY CANDIDATE FOR POLITICAL OFFICE FOR THE PURPOSE OF (a) INFLUENCING ANY ACT OR DECISION OF THAT PERSON IN HIS OFFICIAL CAPACITY OR INDUCING SUCH PERSON TO DO ANY ACT IN VIOLATION OF THE LAWFUL DUTY OF SUCH PERSON, OR (b) INDUCING SUCH

      PERSON TO USE HIS INFLUENCE WITH SUCH GOVERNMENT OR INSTRUMENTALITY TO AFFECT OR INFLUENCE ANY ACT OF DECISION THEREOF, IN ORDER TO PROMOTE OR ASSIST IN THE PERFORMANCE OF CONTRACTOR'S OR SUBCONTRACTOR'S OBLIGATIONS HEREUNDER OR TO OBTAIN OR RETAIN BUSINESS.

19.   MODIFICATION.
      ------------
      In the event any provision of this Agreement is inconsistent with or contrary to any applicable law, rule, or regulation, said provision shall be deemed to be modified to the extent required to comply with said law, rule, or regulation; and as so modified, said provision and this Agreement shall continue in full force and effect.

20.   NOTICES.
      -------
      All notices, invoices, and payments shall be sent to the addresses shown herein above.

21.   AUTHORITY.
      ---------
      Company represents and warrants that it has full and complete authority to enter into and to perform this Agreement. Contractor represents and warrants that it has full and complete authority to enter into and to perform this Agreement. Each person who executes this Agreement on behalf of Company or Contractor represents and warrants that he or she has full authority to do so and that Company will be bound thereby.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year herein above first written.


Transocean Offshore International             Cliffs Drilling Trinidad
Offshore Ltd. Ventures Ltd.


By /s/ Kevin P. Monaghan                    By   /s/ David Crowley
   ----------------------------                  ----------------------------
   Name: Kevin P. Monaghan                       Name: David Crowley
   Title: Vice President                         Title: Director

                                   EXHIBIT A-1

Description of Personnel, Facilities and Services to be provided by Contractor in Trinidad.

Seconded Offshore Personnel
---------------------------
Contractor will be the legal employer and is responsible for hiring, , training and coordinating the movements of Offshore Personnel as requested by Company. Company is responsible for any Human Resources related services pertaining to Labor and Union issues. Such additional personnel shall be furnished to Company as Seconded Personnel.

Company shall reimburse Contractor for Seconded personnel at Contractor's documented cost

Seconded Onshore Personnel
--------------------------
Contractor will be the legal employer and is responsible for hiring and training additional Onshore Personnel, as mutually agreed between Company and Contractor, if Company's requirements are such that they cannot be fulfilled with Contractor's existing staff without compromising Contractor's core business in Trinidad

Company shall reimburse Contractor for Seconded personnel at Contractor's documented cost

Office Facilities
-----------------
Contractor shall provide Company with office space at Contractor's main offices in San Romaine, Trinidad furnished and equipped as follows:

Office furniture, including but not limited to chairs, desks, shelves, internet connection, fixed and mobile phones, fax facility, stationary, other materials and supplies normally associated with offices.

Yard Space
----------
Contractor shall provide Company with open and enclosed storage space at its yard in La Romain Trinidad for storage of Company's equipment and use of Contractors existing equipment and facilities for movement of equipment and materials within the yard.

Administration Services
-----------------------
Contractor will perform the following Administration Services for Company to the extent feasible with Contractor's existing staff:

      o Coordination of Company's 3rd party services, including but not limited to catering, import/export, visa and work permit, shipping and logistics, travel etc.

      o     Secretarial services

      o     Procurement of materials and supplies as requested by Company

      o Logistics support, including but not limited to equipment packaging, expediting, etc.

      o Travel support, including but not limited to local transportation, airline ticket reservations & bookings.

      o     QHSE support.

      o IT support and assistance, including but not limited to internet/intranet access at Contractor's facilities.

      o Communications support, including but not limited to mail, courier services, mobile and fixed phones, fax facilities.

      o Finance support, including accounts payable, but excluding accounts receivables, controlling and rig accounting

      o Support for Company's expatriate resident staff, including but not limited to assistance in obtaining housing, relocation support, car rental and/or purchase and sale.

      o Any other support and services as mutually agreeable between Company and Contractor

Company shall reimburse Contractor for such materials, supplies or services acquired at Company's request at Contractor's documented cost or in the absence of documentation at mutually agreed rates based on the market. (We may have the materials in our possession and therefore not be acquiring them from a third party).

Contractor Inventory
--------------------
If Company purchases Drilling Unit supplies or equipment from Contractor's inventories, Company shall pay Contractor for such inventory at the documented CIF cost.

                                   EXHIBIT "B"

                             INSURANCE REQUIREMENTS

Throughout the term of this Agreement Contractor shall maintain the following insurance unless waived in writing and shall instruct its underwriters to forward a Certificate of Insurance to, and to provide Company thirty (30) days advance notice of changes, nonrenewal, or cancellation of such insurance whether by Contractor or by underwriters. Contractor will ensure that all subcontractors engaged by it in the performance of this Agreement shall, if not covered by Contractor's Insurance, secure and maintain all applicable Insurance included herein. All insurance policies shall contain a waiver of subrogation in favor of Company, its affiliated companies, and any third parties to whom or for which Company is under contract or rendering services and/or its and their employees and agents. All insurance policies, except Worker's Compensation, shall name all such parties as additional assureds. All such policies shall be endorsed to provide that additional assureds shall not be liable for premiums and that such policies shall be primary as to additional assureds, regardless of any "excess" or "other insurance" clauses therein. The coverage extended an additional assured shall not be less than that provided to the Contractor. All policies will cover investigation and defense of claims. All policies will include contractually assumed liability coverage. Self-insured retention and deductibles in all Contractor policies shall be for the account of Contractor.

        COVERAGE                          LIMITS OF LIABILITY
        --------                          -------------------

    A)  Worker's Compensation(1)          Statutory Limits

    B)  Employer's Liability(1)
                                          Bodily Injury
                                          -------------
        1.  Onshore Operations            $1,000,000 each person
                                          $1,000,000 each occurrence

                                          Bodily Injury
                                          -------------
        2.  Over Water Operations         $1,000,000 each person
                                          $1,000,000 each occurrence

    C)  Comprehensive General Liability
                                          Bodily Injury & Property Damage
                                          -------------------------------
        1.  Onshore Operations            $1,000,000 each occurrence
                                          Combined Single Limit

                                          Bodily Injury & Property Damage
                                          -------------------------------
        2.  Over Water Operations(2)      $1,000,000 each occurrence
                                          Combined Single Limit

    D)  Automotive Liability              Bodily Injury
                                          -------------
        (includes coverage for            $1,000,000 each person
        owned, nonowned and hired         $1,000,000 each occurrence
        vehicles)
                                          Property Damage
                                          ---------------
                                          $1,000,000 each occurrence

                                          Bodily Injury & Property Damage
                                          -------------------------------
    G)  Excess Umbrella Liability

        All underlying coverages required herein, except Workers Compensation and Hull and Machinery, to be scheduled under Excess policy

        1.  Onshore Operations            $1,000,000 Combined Single Limit

        2.  Over Water Operations         $5,000,000 Combined Single Limit

--------------------

(1) These policies (including occupational disease) shall have the following endorsements: borrowed servant, voluntary compensation, and alternative employer. If the Work is performed over water, the policies shall be endorsed to include coverage for transportation, wages, maintenance and cure, Jones Act, Death on the High Seas Act and general maritime law claims, USL&H, including its extension by the Outer Continental Shelf Lands Act, in rem, territorial extension for all work and transportation areas, and diving operations.

(2) These policies shall include endorsements for in rem, removal of watercraft exclusion and "care custody and control/rented - occupied property" exclusion, territorial extension for all work and transportation areas, and diving operations. Whenever in the context of a particular claim, the anti-indemnity provisions of the Longshore & Harbor Workers Compensation Act, 33U.S.C.A. sec. 905(b), are or might be applicable, the parties expressly agree and intend that the liability insurance provided and carried by the Contractor shall name and treat Company (including for this purpose any Company affiliate, subsidiary, subcontractor, client, agent or employee which might be treated as a vessel under that statute) as an additional named insured, shall be primary with respect to any other insurance available to Company, and shall waive subrogation as to Company, its subsidiaries, affiliates, clients, or any party as to which Company is contractually or legally obligated to provide indemnity, their respective employees and their insurers.

                                   EXHIBIT "C"

                           CORPORATE POLICY DIRECTIVE
                         POSSESSION OF CONTRABAND ITEMS

It is the policy of Company to maintain a safe work environment for its employees. To this end, the possession of any illegal drug, drug paraphernalia, alcoholic beverage, explosive, weapon or any other similar item or substance which could cause or contribute to injury to Company personnel or damage to its property ("contraband") is strictly prohibited at work locations or other business premises ("work areas") of Company. This policy may be implemented by such reasonable means as may from time to time be determined appropriate, including searches of the person and personal effects of any person.

Compliance with this policy is a condition of employment of Company and employees who decline to be searched or who are otherwise found in violation of this policy will be subject to immediate termination. Non-employees who decline to be searched or are otherwise found in violation of this policy or Company's Substance Abuse Policy will be excluded from Company work areas. Attached is a Notice outlining Company's Substance Abuse Policy.

                                     NOTICE

                       DRUGS, ALCOHOL, FIREARMS, SEARCHES

Company is concerned about the effects of the use of illegal drugs and the abuse of alcohol on the health and safety of its employees. We recognize that alcoholism and the illegal use of drugs leads to increased accidents and medical claims, and can lead to the destruction of an employee's health, and adversely affect his or her personal life. Employees who abuse drugs and alcohol are a danger not only to themselves, but also to their fellow employees. In addition, the medical costs incurred by employees with drug or alcohol problems are much higher than those of other employees, and the decreased productivity of these individuals can adversely affect a company's ability to operate competitively. To help prevent substance abuse among our employees, Company has a policy and practice of testing applicants, employees, and others that may regularly work in or on Company premises. Applicants for employment will be required to undergo a drug-screening test as part of consideration for employment. Employees and others will be required, under certain circumstances, to cooperate with drug testing procedures and drug searches.

   Accordingly, the unauthorized possession or use of illegal, drugs, narcotics, alcohol and firearms is not permitted on any Company property or job site that is not Company property, and the use of, possession of, and/or distribution of such items by any person on any Company installations, property, or facilities poses a serious threat to the safety of our employees, other personnel and operations.

                       SEARCHES, INSPECTIONS, AND ANALYSES

   We reserve the right, at all times, to have authorized personnel conduct reasonable searches or inspections on Company property of personal effects, lockers, baggage, vehicles, and quarters of employees and other personnel for the purpose of determining if any such persons are in possession of any illegal or unauthorized items. These searches will be conducted in cases where the Company receives reliable information indicating that reasonable cause exists to conduct a search.

   Any Company employee who refuses to submit to a search, urinalysis, blood test, or who is found in possession of any such illegal or unauthorized items without an explanation satisfactory to us will be subject to disciplinary action up to and including immediate discharge.

   When appropriate, such items discovered through these Company searches may be taken into custody and may be turned over to the proper law enforcement authorities.